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                                                                    EXHIBIT 10.1


                                   AGREEMENT

    THIS AGREEMENT, made as of the 18th day of September, 1996, by and between FUJICOPIAN CO., LTD., located at 8-43, Utajima 4-chome, Nishi Yodogawa-ku, Osaka 555, Japan, a corporation organized and existing under and by virtue of the laws of Japan (hereinafter referred to as "Fuji") and INTERNATIONAL IMAGING MATERIALS INC., located at 310 Commerce Drive, Amherst, New York 14228-2396, United States of America, a corporation organized and existing under and by virtue of the laws of State of Delaware, United States of America (hereinafter referred to as "IIMAK").

                                  WITNESSETH:

    WHEREAS, thermal non-impact printers are widely used in printing images on various receiving media, including, without limitation, transparencies and plain paper, in black, white or multiple colors, these thermal non-impact printers being installed in various devices, including, without limitation, small computers, computer terminals, communication equipment, electronic table-top calculators, copying machines, word-processors, typewriters and hard copy printers for television and CRT screens; and

    WHEREAS, Fuji has developed various forms of thermal transfer media for use with these thermal non-impact printers namely: (1) thermal carbon copy, which permits simultaneous printing of an original on standard thermal paper and plain paper carbon copy; (2) thermal carbon paper and thermal ribbon which are paper or film substrates coated with a thermally transferrable layer which permits thermal printing of images onto
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plain paper; and (3) thermal color paper and thermal color ribbon, composed of a paper or film substrate with a thermally transferrable layer of color ink coating or coatings to produce images in multiple colors, either by use of a single multi-color paper or ribbon or multiple mono-color papers or ribbons, which can be used in thermal printing of multi-color images on plain paper (hereinafter collectively referred to as the "Products"); and

    WHEREAS, it is highly desirable that there is a flow of Products that is beneficial to the general public and to business; and

    WHEREAS, many electronic machine makers, printer makers, communications equipment makers and duplicating machine makers in Japan and worldwide have developed, are in the process of developing or have plans to develop devices designed to utilize the Products; and

    WHEREAS, Fuji has applied for patents covering some or all of the Products and has received patents covering some or all of the Products in a number of countries of the world; and

    WHEREAS, Fuji has developed and possesses specialized knowledge, know-how, techniques, processes and equipment for the manufacture and use of the Products; and

    WHEREAS, Fuji and IIMAK entered into an Agreement dated the 20th day of June, 1983 whereby IIMAK was granted a license to use certain of Fuji's patents and know-how to manufacture and sell the Products (the "Prior Agreement"); and

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    WHEREAS, Fuji and IIMAK desire to replace the Prior Agreement and to continue their relationship on the terms and conditions set forth herein.

    NOW, THEREFORE, Fuji and IIMAK hereby agree, as follows:

    Article 1.
    ---------

    (a) Exclusive License.  Fuji hereby grants to IIMAK, subject to the terms,
        -----------------
conditions and exceptions set forth in this Agreement, and IIMAK hereby accepts from Fuji, subject to such terms, conditions and exceptions, an exclusive license, without right to sublicense, to practice the "Licensed Technology", as defined below, to manufacture, have manufactured, use, sell and distribute the Products, including, without limitation, the products specified in "Exhibit I" attached hereto, within the countries of Canada, the United States of America, and Mexico, including, without limitation, their territories, possessions and protectorates (hereinafter called the "Territory").

  (b) Non-Exclusive License.  Fuji hereby grants to IIMAK, subject to the terms,
      ---------------------
conditions and exceptions set forth in this Agreement, and IIMAK hereby accepts from Fuji, subject to such terms, conditions and exceptions, a non-exclusive license, without right to sublicense, to practice the "Licensed Technology", as defined below, to use, sell and distribute the Products, including, without limitation, the products specified in "Exhibit I" attached hereto, anywhere in the world other than the countries within Europe and Asia.

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  (c)  As used herein, "Licensed Technology" shall mean "Licensor's Patents and
Patent Applications" and "Licensor's Know-How" both as defined below.

  (i) As used herein "Licensor's Patents and Patent Applications" shall mean any patents or patent applications now or hereafter obtained, made or otherwise acquired by Fuji (or any "Affiliate," as defined below, of Fuji) on the Products, any of their component parts, any process by which the Products or any of their component parts are manufactured, or any use to which the Products or any of their component parts may be put, including, without limitation, the patents and patent applications set forth in "Exhibit II" attached hereto and any patents issued to, and patent applications made by, Fuji Kagakushi Kogyo Company Limited or any other predecessor in interest to Fuji, excluding, however, any "Participation Patent", as defined below, acquired by Fuji after the date of this Agreement. As used herein, an "Affiliate" of any party shall mean any person, business organization or other entity which directly or indirectly controls, is controlled by, or is under common control with such party.

  (ii) As used herein "Licensor's Know-How" shall mean any knowledge or know-how possessed by Fuji (or any of its Affiliates) concerning the Products, including

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       without limitation, formulations, techniques, processes, process designs, equipment, equipment designs, supplies, sources of supply and technology for suppliers for the manufacture or use of the Products and designs therefor, and ink and other coating formulas and the instructions and process specifications for manufacturing such inks and other coatings according to such formulas, excluding only that knowledge or know-how possessed by Fuji which has not been reduced to commercial use and Fuji's "Designed-In Know-How," as defined below.

 (iii) As used herein "Designed-In Know-How" of Fuji or IIMAK shall mean knowledge or know-how of Fuji or IIMAK, as the case may be, specific to the interface, adaption or integration of transfer or receiving media or both, including without limitation Products or any of them, with, or the application of formulations, techniques, processes and equipment and their designs to, any (A) equipment or device equipped with a thermal non-impact printing apparatus or subassembly; (B) thermal non-impact printing apparatus or subassembly; or (C) other device designed to use such transfer or receiving media or both; provided, however, that such knowledge or know-how has been developed by Fuji or IIMAK, as the case may be,

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       primarily for or in conjunction with a third party which is not an
       Affiliate of Fuji or IIMAK, as the case may be, and which is (X) the manufacturer of such equipment or device equipped with a thermal non-impact printing apparatus or subassembly; (Y) the manufacturer of such thermal non-impact printing apparatus or subassembly; or (Z) the manufacturer of such other device designed to use such transfer or receiving media or both. "Designed-In Know-How" shall be deemed to include any specific combination of inks or other coatings, used by Fuji or IIMAK, as the case may be, in the manufacture of Products for use in or with any equipment, device, apparatus or subassembly enumerated in (A) through (C) above, if such combination is developed primarily for or in conjunction with any of the unaffiliated third parties included within the scope of (X) through (Z) above. Notwithstanding the foregoing, ink and other coating formulas, themselves (as opposed to combinations in which they are used), now or hereafter possessed by Fuji or IIMAK (or any of their respective Affiliates), as the case may be, which have been used in commercial application, and the instructions and process specifications for manufacturing such inks and other coatings according to such formulas, shall not be deemed

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       "Designed-In Know-How" and, if used or possessed by Fuji (or any of its
       Affiliates), shall be deemed "Licensor's Know-How" for all purposes of this Agreement and, if used or possessed by IIMAK (or any of its Affiliates), shall be governed by Article 9 below.

  (iv) As used herein, "Participation Patents" of Fuji or IIMAK, as the case may be, shall mean any patent or utility model, or application therefor, on the Products, any of their component parts, any process by which the Products or any of their component parts are manufactured, or any use to which the Products or any of their component parts may be put, which is jointly owned by Fuji or IIMAK (or any of their respective Affiliates), as the case may be, with a third party other than an Affiliate of Fuji or IIMAK, as the case may be, and with respect to which the consent or approval of such third party is legally required in order for Fuji or IIMAK (or any of their respective Affiliates), as the case may be, to grant a valid license or sublicense thereunder.

  (d) This Agreement notwithstanding, Fuji shall have the right to license International Business Machines and its subsidiaries ("IBM") to practice the Licensor's Patents and Patent Applications within the Territory to manufacture and sell Products in the Territory and elsewhere; provided, however, that such

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Products are sold exclusively under one or more of IBM's trademarks or trade names and are exclusively for use with equipment manufactured by IBM.

  (e) IIMAK recognizes and agrees that Nippon Telegraph & Telephone Corporation is entitled to license other companies under those Patents and Patent Applications listed in Exhibit II which are jointly owned by Fuji and Nippon Telegraph & Telephone Corporation. Fuji will make all reasonable efforts to have Nippon Telegraph & Telephone Corporation coincide with Fuji's patent licensing structure. Fuji shall not supply any of Licensor's Know-How to Nippon Telegraph & Telephone Corporation or its licensees in a manner which will be inconsistent with the exclusive license granted IIMAK hereunder without prior approval from IIMAK.

   Article 2.
   ---------

   (a) Fuji shall, as soon as practicable, obtain any required approval of this Agreement by the Japanese Government. Fuji acknowledges that, in accordance with the Prior Agreement, IIMAK has paid Fuji a non-refundable down payment of J.(Yen)50,000,000.

   (b) Fuji has heretofore furnished and during the term of this Agreement shall continue to furnish IIMAK with general information including written formulations and guidance relating to materials and equipment required for the manufacture of the Products. If specifically requested by IIMAK, Fuji shall supply IIMAK with equipment and other materials for the manufacture of the Products, such equipment to be supplied at the price and on

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the terms and conditions to be determined through mutual agreement based on a cost estimate to be provided by Fuji, and such other materials to be supplied at the same price and on the same general terms and conditions as such materials are purchased by Fuji. With respect to any such equipment or other materials supplied to IIMAK by Fuji, the costs of shipment, handling (including handling by Fuji) and other transportation and insurance charges, if any, as then agreed and arranged by the parties shall be paid by IIMAK.

   (c) Notwithstanding the exclusive license granted to IIMAK under this Agreement, Fuji may sell Products outside the Territory, for use, resale or distribution within the Territory, to any manufacturer of thermal transfer printers or thermal transfer print engines, but only if (i) such manufacturer is a business organization existing under or by virtue of the laws of any country within Europe or Asia and (ii) such Products are for use exclusively with thermal transfer printers and thermal transfer print engines manufactured outside of the Territory by such manufacturer.

   (d) Except as provided in paragraph (c) above, Fuji agrees not to sell or distribute, and shall cause its other licensees not to sell or distribute, Products to any person, business organization or other entity which Fuji or any such other licensee knows or reasonably should know intends to use, sell or distribute the Products within the Territory.

   (e) IIMAK agrees not to sell or distribute Products to any person, business organization or other entity which IIMAK knows or reasonably should know intends to use, sell or distribute

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the Products in Asia. Notwithstanding the foregoing sentence, IIMAK may sell
Products within the Territory for use, resale or distribution within Asia, to any manufacturer of thermal transfer printers or thermal transfer print engines, but only if (i) such manufacturer is a business organization existing under or by virtue of the laws of any country, state or political subdivision within the Territory and (ii) such Products are for use exclusively with thermal transfer printers and thermal transfer print engines manufactured within the Territory by such manufacturer.

   (f) Nothing in this Article 2 shall prevent Fuji or IIMAK from selling Products to each other or to Armor S.A., subject to the other provisions of this Agreement.

   Article 3.  During the term of this Agreement, IIMAK may use and propagate
   ---------
for the purpose of the sale or distribution of the Products any proper brand or mark, excepting the "Fujicopian" and "Copian" trademarks, which Fuji hereby reserves for its own exclusive use.

   Article 4.  During the term of this Agreement, upon the request of IIMAK,
   ---------
Fuji will dispatch not more than two (2) technical staff personnel of suitable competence to IIMAK's facility for a period not to exceed two (2) weeks at any one time, to advise and assist IIMAK, with regard to the Licensed Technology and the manufacture of the Products. IIMAK will bear all expenses for the dispatch of the technical staff including business class round trip airline tickets, living expenses including first class hotel accommodations and a daily allowance to be agreed upon and

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provide transportation between such hotel and IIMAK's facility and if necessary, the services of a competent interpreter.

   Article 5.  During the term of this Agreement, IIMAK will have the right to
   ---------
send and Fuji will accept not more than three (3) staff members to Fuji's offices and production facilities in Japan for the purpose of observing and learning details relating to the Licensed Technology and the manufacture and sale of the Products. Such visits shall be for a maximum period of two (2) weeks and not more than one (1) visit per calendar year and all expenses including travel to and from Japan and living expenses in Japan of the persons to be dispatched to be borne by IIMAK. IIMAK will inform Fuji of its intention to send such staff at least sixty (60) days in advance of the visit and Fuji will receive the visit and provide necessary assistance and guidance to the dispatched staff to observe and learn details relating to the Licensed Technology and the manufacture and sale of the Products.

   Article 6.
   ---------

   (a) In consideration of the rights under the Licensed Technology granted by Fuji hereunder, IIMAK shall pay to Fuji during the term of this Agreement, remuneration in an amount determined as follows:

   (i) A royalty of five percent (5%) of IIMAK's yearly sales of those Products covered by the patents identified in Exhibit II as being in the category of patents currently jointly owned by Nippon Telegraph & Telephone Corporation and Fuji; and

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  (ii) A royalty of three percent (3%) of the first five billion Japanese Yen of
       IIMAK's total yearly sales, and two and one-half percent (2 1/2%) of IIMAK's total yearly sales in excess thereof, of all Products, including, without limitation, those to which joint patent applications between Fuji and Nippon Telegraph & Telephone Corporation currently or hereafter apply; provided, however, that no royalty shall be paid under this
       Article 6(a)(ii) on sales for which a royalty is being paid under Article 6(a)(i) above.

 (iii) For the purposes of converting U.S. Dollar amounts to Japanese Yen in order to facilitate the calculations to be made in accordance with Articles 6(a)(i) and (ii) above, the parties agree to apply Marine Midland Bank's quoted interbank rate for Japanese Yen as of the close of business on the last U.S. business day of the calendar year for which the royalty in question is being paid.

  (iv) IIMAK acknowledges that the rights granted under the Licensor's Know-How by this Agreement are a valuable and significant consideration for this Agreement.

  (b) In calculating royalties under this Article 6, IIMAK's "yearly sales" of Products shall mean: (i) in the case of sales by IIMAK to a purchaser with whom IIMAK deals at arm's length, the amount charged by IIMAK for the Products; and
(ii) in

                                     - 12 -
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the case of sales by or through a subsidiary or affiliate of IIMAK to a third party, the amount charged by such subsidiary or affiliate for the Products, it being understood that the amount charged by IIMAK to its subsidiary or affiliate for such Products for resale by such subsidiary or affiliate shall not be included in IIMAK's "yearly sales". Fuji and IIMAK expressly agree that, in determining IIMAK's "yearly sales" the following sales shall not be included and no royalty with respect to the same shall be paid by IIMAK: (i) all sales of Products by IIMAK to Fuji; (ii) all sales of Products by IIMAK to Armor S.A., provided, however, that Armor S.A. has an obligation to account for and pay royalties to Fuji on the Products purchased by Armor S.A. from IIMAK; and (iii) all sales by IIMAK of Products in finished form purchased by IIMAK from Fuji. As used in the preceding sentence, "Products in finished form" shall include Products manufactured by IIMAK from jumbo rolls purchased from Fuji but only to the extent of the cost of such jumbo rolls including freight, taxes and applicable duties.

  (c) All sales shall be totalled by IIMAK at the end of each calendar year and the total royalty payable by IIMAK shall be calculated for that calendar year as provided above. IIMAK shall pay the appropriate royalty for each calendar year during the term of this agreement prior to the end of February of the following calendar year. The royalty shall be paid by delivering to Fuji, in Japanese Yen, the total royalty to be paid in accordance with this Article 6. If for any calendar year during the term of this agreement the total royalty payable by IIMAK does not exceed

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J.(Yen)5,000,000, IIMAK shall pay Fuji an additional royalty so that the total royalty paid by IIMAK for such calendar year equals J.(Yen)5,000,000.

   (d) IIMAK shall submit to Fuji by the end of February of each year a written report of sales made during the past calendar year, separately indicating the amount of sale made by IIMAK to Armor S.A. during such calendar year, and if requested by Fuji by means of thirty (30) days advance written notice, shall allow an independent firm of certified public accountants of international reputation selected by Fuji, to which IIMAK has no reasonable objection, to inspect and audit relevant books and records covering sales of the Products, subject only to the requirement that such independent firm of certified public accountants agree to keep all contents of such books and records confidential. If the determination made by such independent firm of certified public accountants as to the accuracy or any shortfall or overpayment of royalties paid by IIMAK to Fuji under this Agreement is not acceptable to IIMAK, IIMAK may cause another independent firm of certified public accountants of international reputation selected by IIMAK, to which Fuji has no reasonable objection, to perform a separate secondary auditing of such books and records, and Fuji and IIMAK shall endeavor to make adjustments based on the results of the audits performed by the independent firms of public accountants respectfully selected by Fuji and IIMAK. If no such adjustments can be agreed upon within three (3) months after the date of submission of the relevant audit report by the firm of public accountants selected by IIMAK, either Fuji

                                     - 14 -
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or IIMAK may submit the dispute to arbitration in accordance with Article 14 of this Agreement. IIMAK and Fuji shall settle any such shortfall or overpayment within sixty (60) days following the latest to occur of (i) the receipt of written notice of the determination of the firm of certified public accountants selected by Fuji; (ii) the agreement by IIMAK and Fuji as to an appropriate adjustment; or (iii) the final resolution of arbitration, as the case may be, by paying or refunding the amount of such shortfall or overpayment as appropriate. Neither IIMAK nor Fuji shall be deemed in breach or default of this Agreement by reason of any such shortfall or overpayment if such shortfall or overpayment is paid, refunded, or adjusted in accordance with, or if the party in question is following the procedures contemplated by, this Article 6(d).

      Article 7.
      ---------

      (a) IIMAK recognizes and acknowledges that Fuji's Licensed Technology constitutes unique and valuable property of Fuji. IIMAK agrees that any and all information concerning such Licensed Technology which is disclosed by Fuji to IIMAK, its agents, servants or employees shall be held in confidence and shall be protected from disclosure with the same degree of care as IIMAK uses to protect its own trade secrets and confidential information. IIMAK further agrees not to use such Licensed Technology except in accordance with the terms of this Agreement. Except as otherwise provided in this Agreement, the obligations of IIMAK with respect to the use and confidentiality of the Licensed Technology shall survive the expiration or termination of this

                                     - 15 -
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Agreement, provided, however, that IIMAK shall have no such obligations during or after the term of this Agreement, with respect to any portion of the Licensed Technology, and such portion shall be deemed not to be Licensed Technology, if IIMAK provides Fuji with reasonable evidence that such portion:

  (i) is now or hereafter available in the public domain, due to the expiration of any patent or otherwise, other than through the wrongful act or omission of IIMAK;

 (ii) has been or is hereafter disclosed to one or more third parties by Fuji without restriction on such third parties;

(iii) has been or is hereafter independently developed by IIMAK without use or access to any Licensed Technology;

 (iv) has been or is hereafter disclosed to IIMAK without restriction by a third party having a right to make such disclosure; or

  (v) was possessed by IIMAK prior to being received from Fuji under this Agreement or the Prior Agreement.

  (b) During the life of the patents licensed under this Agreement, IIMAK may be required to mark the Products, their containers and catalogs to satisfy applicable patent laws concerning Fuji's patent ownership and the fact of licensing rights.

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  Article 8.
  ---------

  (a) During the term of this Agreement, at every six month interval, Fuji shall advise IIMAK of the details of any addition or improvement to the Products or the Licensed Technology made and reduced to commercial use by Fuji (or any of its Affiliates), or by Fuji (or any of its Affiliates) jointly with Nippon Telegraph & Telephone Corporation, and will grant IIMAK the right to utilize such addition or improvement without any additional remuneration to Fuji, other than as stipulated in Article 6 of this Agreement, and any such addition or improvement shall thereafter be deemed part of the Licensed Technology. Notwithstanding the foregoing, to the extent that any such addition or improvement is covered by a Participation Patent of Fuji, is Designed-In Know-How of Fuji not developed with or for Nippon Telegraph & Telephone Corporation, or is otherwise subject to a restriction on disclosure by Fuji (or any of its Affiliates) which runs to a third party other than Nippon Telegraph & Telephone Corporation, such addition or improvement shall be governed by Article 8(b) below.

   (b) During the term of this Agreement, at every six month interval, Fuji shall advise IIMAK of the general nature of any (i) Designed-In Know How, (ii) Participation Patents , and (iii) other additions and improvements to the Products or the Licensed Technology subject to a restriction on disclosure by Fuji (or any of its Affiliates) which runs to a third party other than Nippon Telegraph & Telephone Corporation, made and reduced to commercial use by Fuji (or any of its Affiliates) with or for a

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third party not an Affiliate of Fuji. Should IIMAK express its desire to use any of such Designed-In Know-How, Participation Patents or other additions or improvements, then, subject to the approval of such third party, Fuji will provide IIMAK with such Designed-In Know-How, Participation Patents or other additions or improvements, and such Designed-In Know-How, Participation Patents or other additions and improvements shall be deemed part of the Licensed Technology. The parties acknowledge that in order to obtain the third party approval required hereunder, IIMAK may agree to pay a fee or royalty to such third party. Fuji agrees to use all reasonable efforts to cause such third party to grant its approval of IIMAK's use of any such Designed-In Know-How, Participation Patents or other additions or improvements.

    Article 9.
    ---------

    (a) During the term of this Agreement, at every six month interval, IIMAK shall advise Fuji of the details of any addition or improvement to the Products or the Licensed Technology made and reduced to commercial use by IIMAK (or any of its Affiliates) that is not Designed-In Know-How of IIMAK, a Participation Patent of IIMAK, or otherwise subject to a restriction on disclosure by IIMAK (or any of its Affiliates). In such case, IIMAK agrees to:

    (i) If IIMAK has not already done so, at Fuji's request, employ a patent attorney designated by Fuji and apply in Japan for patents or utility models for the addition or improvement and if IIMAK has applied for any patents or utility models

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        outside Japan, make application in Japan claiming the priority right of any earlier non-Japanese application.

   (ii) Grant Fuji a royalty-free right to use the addition or improvement and to practice any patents or utility models applied for by IIMAK pertaining to such addition or improvement anywhere in the world outside of the Territory together with the right to sub-license any of Fuji's other licensees to use such addition or improvement and to practice such patents and utility models anywhere in the world outside of the Territory, subject to the terms of Article 12 below.

   (b) During the term of this Agreement, at every six month interval, IIMAK shall advise Fuji of the general nature of any (i) Designed-In Know-How, (ii) Participation Patents and (iii) other additions or improvements to the Products or the Licensed Technology subject to a restriction on disclosure by IIMAK (or any of its Affiliates), made and reduced to commercial use by IIMAK (or any of its Affiliates) with or for a third party not an Affiliate of IIMAK. Should Fuji express its desire to use any of such Designed-In Know-How, Participation Patents or other additions or improvements, then, subject to the approval of such third party, IIMAK will provide Fuji with such Designed-In Know-How, Participation Patents or other additions or improvements. The parties acknowledge that in order to obtain the third party approval required hereunder, Fuji may agree to pay a

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fee or royalty to such third party. IIMAK agrees to use all reasonable efforts to cause such third party to grant its approval of Fuji's use of any such Designed-In Know-How, Participation Patents or other additions or improvements.

    Article 10.
    ----------

    During the term of this Agreement, in the event IIMAK learns that a third party is infringing, in the Territory, any of the patents licensed by Fuji to IIMAK under this Agreement, IIMAK may give written notice thereof to Fuji, together with all material information IIMAK has regarding the alleged infringement. Upon receiving notice of an alleged infringement from IIMAK, Fuji shall, for a period not to exceed twelve (12) months (the "Investigation Period"), investigate such alleged infringement. Following the Investigation Period, having regard that it is desirable and to the mutual benefit of Fuji and IIMAK for such patent protection to be preserved, the parties hereto shall consult with regard to the manner in which such situation can best be handled. IIMAK shall not, however, take any action against any such third party or otherwise deal with any such third party in connection with the alleged infringement, whether reported to Fuji or not, without the express written consent of Fuji.

     Article 11.  Unless earlier terminated in accordance with any of the
     ----------
provisions of Article 12, below, this Agreement shall continue in force until June 19, 2008, and may be extended thereafter for one or more additional periods of any number of years, by written agreement of the parties executed prior to the expiration of the initial or any extended period.

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   Article 12.
   ----------

   (a)  In the event of a default by IIMAK in the payment of any royalty under
Article 6 hereof, and the continuation, for a period of twenty (20) days or such longer period (not to exceed sixty (60) days) as shall be reasonable under the circumstances, of such default after receipt of a written demand from Fuji for correction of such default, Fuji may terminate this Agreement at any time thereafter provided that the default remains uncured, by providing a written notice of termination to IIMAK. Upon any such termination of this Agreement by Fuji, IIMAK shall promptly cease using and desist from using all Licensed Technology for the manufacture and sale of the Products; neither IIMAK nor Fuji shall have any obligation to disclose or license any additional knowledge, know-how, patents or patent-applications to the other; Fuji shall no longer be required to provide IIMAK with any technical assistance; Fuji shall be entitled, without the obligation of royalty payment after the date of termination, to continue to enjoy the benefit of any unexpired patents, knowledge, know-how or trade secrets disclosed or licensed to it by IIMAK under this Agreement; and IIMAK shall pay to Fuji all royalties accrued under this Agreement prior to the date of such termination plus Fifty Million Japanese Yen (J.(Yen)50,000,000) as liquidated damages. Notwithstanding the foregoing, Fuji's right to use IIMAK's unexpired patents shall only continue for the remainder of what would have been the then unexpired term of this Agreement, and shall terminate thereafter.

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    (b)  In the event of a material default by IIMAK in the performance of any obligation under this Agreement, other than non-payment of any royalty under
Article 6 hereof, and the continuation, for a period of twenty (20) days or such longer period (not to exceed sixty (60) days) as shall be reasonable under the circumstances, of such default after receipt of a written demand from Fuji for correction of such default, Fuji may terminate this Agreement at any time thereafter provided the default remains uncured, by providing a written notice of termination to IIMAK. Upon any such termination of this Agreement by Fuji, IIMAK shall no longer be entitled to practice any unexpired patents of Fuji; IIMAK shall lose the exclusivity of its rights but shall continue to possess non-exclusive rights to any knowledge, know-how or trade secrets disclosed or licensed to it by Fuji; neither IIMAK nor Fuji shall have any obligation to disclose or license any additional knowledge, know-how, patents or patent-applications to the other; Fuji shall no longer be required to provide IIMAK with any technical assistance; Fuji shall be entitled, without the obligation of royalty payment, if any, after the date of termination, to continue to enjoy the benefit of any unexpired patents, knowledge, know-how or trade secrets disclosed or licensed to it by IIMAK under this Agreement; and IIMAK shall continue to pay to Fuji, for the remainder of what would have been the then unexpired term of this Agreement, royalties in accordance with Article 6 of this Agreement; provided, however, that with respect to all sales of Products made by IIMAK during such unexpired term, the royalty rate payable by IIMAK pursuant to

Article 6(a)(ii) of this Agreement shall be a single overall rate of four percent (4%) in lieu of the royalty rates provided therein. Notwithstanding the foregoing, Fuji's right to use IIMAK's unexpired patents shall only continue for the remainder of what would have been the then unexpired term of this Agreement and shall terminate thereafter. Should IIMAK, following a termination of this Agreement pursuant to this Article 12(b), materially fail to make payment to Fuji of royalties during the remainder of the unexpired term of this Agreement, the provisions of Article 12(a) shall apply.

    (c) In the event of a material default by Fuji in the performance of any obligation under this Agreement, and the continuation, for a period of twenty
(20) days or such longer period (not to exceed sixty (60) days) as shall be reasonable under the circumstances, of such default after receipt of a written demand from IIMAK for correction of such default, IIMAK may terminate this Agreement at any time thereafter provided the default remains uncured, by providing a written notice of termination to Fuji. Upon any such termination of this Agreement by IIMAK, Fuji shall no longer be entitled to practice any unexpired patents of IIMAK; Fuji shall lose the exclusivity of its rights but shall continue to possess non-exclusive rights to any knowledge, know-how or trade secrets disclosed or licensed to it by IIMAK; neither IIMAK nor Fuji shall have any obligation to disclose or license any additional knowledge, know-how, patents or patent-applications to the other; IIMAK shall retain, without obligation of royalty payment after the date of termination, the exclusive license within the Territory and the non-exclusive license elsewhere (except in Europe and Asia) granted under Article I of this Agreement, including, without limitation, with respect to the Licensor's Know-How; and IIMAK shall pay to Fuji, when due, all royalties accrued under this Agreement prior to the date of such termination. Notwithstanding the foregoing, IIMAK's right to use Fuji's unexpired patents and the exclusivity of IIMAK's license within the Territory shall only continue for the remainder of what would have been the then unexpired term of this Agreement and shall terminate thereafter.

   (d) Upon expiration of the term of this Agreement, neither IIMAK nor Fuji shall be entitled to practice the unexpired patents of the other and neither party shall have any obligation to disclose or license any additional knowledge, know-how, patents or patent-applications to the other; except with respect to such unexpired patents, IIMAK and Fuji shall each be entitled, without obligation of royalty payment after the date of such expiration, to continue to enjoy the benefits of any knowledge, know-how or trade secrets (including, in the case of IIMAK, the Licensor's Know-How) theretofore disclosed to it by the other under this Agreement; and IIMAK shall pay to Fuji, when due, all royalties accrued under this Agreement prior to its expiration. Each party shall have the right of first refusal to be licensed under any of the other party's unexpired patents or patent applications after such expiration of the term of this Agreement, and Fuji and IIMAK shall enter into a good faith negotiation regarding the terms and conditions under which a license may be granted thereon either by Fuji or IIMAK, as the case may be, to the other party.

      (e) Anything to the contrary in this Agreement notwithstanding, if the existence, materiality or extent of any alleged breach of this Agreement is disputed or if the parties are otherwise negotiating concerning such alleged breach, including, without limitation, pursuant to Article 14 or Article 17 of this Agreement, then the party alleging such breach shall not be entitled to terminate this Agreement under Article 12(a), (b) or (c) above, and the party alleged to be in breach shall not lose any rights under this Agreement in accordance with Articles 12(a), (b) and (c) above, unless and until such time as the dispute or negotiations are finally resolved in favor of the party alleging the breach and the breaching party thereafter fails to cure such breach or otherwise comply with the terms of such final resolution within thirty (30) days thereof, or such longer time as is provided for therein.

  (f) Anything to the contrary in this Agreement notwithstanding, neither party hereto shall be liable for non- performance or delay in performance of its obligations under this Agreement, nor shall such party be liable to the other party for any loss, injury, delay, damages or other casualty suffered or incurred by the other party, due to riots, storms, fires, earthquakes, explosions, embargoes, acts of government or any law or regulation, labor disputes, acts of God, war, war-like hostility, shortages or unavailability of fuel, materials, containers, transportation facilities, or any other cause which is beyond the reasonable control of the affected party, whether similar or dissimilar to any of the foregoing causes, and any failure of performance or delay in performance of any of its obligations under this Agreement due to one or more of the foregoing causes shall not be considered as a breach of this Agreement.

   Article 13.  This Agreement shall bind and shall inure to the benefit of the
   ----------
parties and their respective successors and assigns.

   Article 14.
   ----------

   (a) All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The Proceedings shall be in the English language. The parties agree to exclude from arbitration any right of application or appeal to the courts of the jurisdiction in which the arbitration is being held in connection with any question of law arising in the course of the arbitration or with respect to any award made.

  (b) The award of the arbitrators shall be final and binding upon the parties. Judgement upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

   (c) Any arbitration in accordance with this Article 14 shall be held: (i) in Osaka, Japan, or such other location as Fuji reasonably specifies, if commenced by IIMAK; (ii) in Buffalo, New

York, U.S.A., or such other location as IIMAK reasonably specifies, if commenced by Fuji; or (iii) at such location as is agreed upon by IIMAK and Fuji, if such arbitration is commenced by mutual agreement of IIMAK and Fuji.

   Article 15.  Any notice or communication under this Agreement shall be made
   ----------
by: (i) a registered airmail letter; or (ii) a telex, cable or facsimile transmission with a copy sent by a registered airmail letter, addressed as follows:

   If to Fuji:

        Fujicopian Co. Ltd.
        No. 8-43, 4-chrome, Utajima, Nishi Yodogawa-ku
        Osaka 555, Japan
        Attn:  President

   If to IIMAK:

        International Imaging Materials Inc.
        310 Commerce Drive
        Amherst, New York  14228-2396
        U.S.A.
        Attn:  President

   Any notice or communication sent in accordance with this provision shall be deemed to have been received seven (7) calendar days after being sent or upon the earlier confirmation of the receipt thereof.

   Article 16.  This Agreement is in the English language only.
   ----------

   Article 17.  At any time, should Fuji or IIMAK believe that, for any reason,
   ----------
the provisions of this Agreement are resulting in the inequitable treatment of that party, or should any doubt or new development arise in the interpretation of or performance under any provision of this Agreement, either party may call for a special meeting between Fuji and IIMAK, to be held at a mutually-agreeable time and location, to discuss in good faith the grounds for such belief, doubt or new development and to attempt to reach agreement upon an appropriate and mutually acceptable method of abating or correcting such inequitable treatment or resolving or dealing with such doubt or new development. During the period of time such discussion is in progress and while neither party has expressed its intention to terminate such discussion, neither party shall be entitled to commence arbitration pursuant to Article 14 or terminate this Agreement pursuant to any of the provisions of Article 12(a),
Article 12(b) or Article 12(c). Without limiting the generality of the foregoing, the parties agree that, should IIMAK notify Fuji that IIMAK is not interested in manufacturing and selling a particular Product within the Territory, a meeting pursuant to this Article 17 may be called by either party in order to discuss the possibility of establishing a mutually beneficial method of supplying such Product to consumers in the Territory.

     Article 18.  The parties recognize that Fuji is a party to that certain
     ----------
"Memorandum of Understanding concerning Heat Sensitive Color Transfer Ribbons" dated June 1, 1989, between Fuji and Dai Nippon Printing Co., Ltd. (the "Memorandum"), the contents of which is known and understood by IIMAK. Accordingly, it is agreed that in case any of the provisions of the Memorandum is inconsistent with any of the provisions of this Agreement, such provision of the Memorandum shall take precedence and prevail over such provision of this Agreement.

     Article 19.
     ----------

  (a) This Agreement, and the Exhibits hereto, constitutes the entire Agreement and supersedes the Prior Agreement in its entirety and all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and any amendment, change or modification shall be void unless in writing and signed by all the parties hereto.

  (b) That certain Equipment Repurchase Agreement, between Fuji and IIMAK dated March 6, 1989, is hereby terminated in its entirety by mutual agreement of Fuji and IIMAK as of the date of this Agreement, and shall be null and void hereafter.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their representatives, thereunto duly authorized, the day and year first above written.

             FUJI                              IIMAK

FUJICOPIAN CO. LTD.                    INTERNATIONAL IMAGING
                                          MATERIALS, INC.


By: /s/TARO AKASHIRO                   By: /s/JOHN W. O'LEARY
    -------------------------              ---------------------------
Taro Akashiro, President                   John W. O'Leary, President
                                           and Chief Executive Officer

                                   EXHIBIT I

                                LIST OF PRODUCTS


               1.  Thermal Carbon Copy (TCC)
               2.  Thermal Carbon Paper (TCP)
               3.  Thermal Ribbon (TCR)
               4.  Thermal Color Paper and Ribbon
               5. All improvement and new developments relating to Thermal Ribbons effected by Fuji and reduced to commercial use during the validity of this Agreement and/or extensions.

                                   EXHIBIT II

                    LIST OF PATENTS AND PATENT APPLICATIONS


=================================================================
PCL Pat.                 Application  Filing Date
Family No.  Countries        No.          of        Patent No.
-----------------------------------------------------------------

    1       USA              659,034     10.10.84   4,572,684
-----------------------------------------------------------------

    2       USA              465,017       8.2.83   4,503,095
                             682,871     18.12.84   4,588,315
            CANADA           420,846       3.2.83   1,198,591
-----------------------------------------------------------------

    3 (*1)  USA              358,033      15.3.82   4,463,034
                             611,439      17.5.84   4,581,283
            CANADA           398,280      12.3.82   1,195,114
-----------------------------------------------------------------

    4 (*2)  USA              152,769      28.5.80   4,315,643
            CANADA           363,875      3.11.80   1,151,001
-----------------------------------------------------------------

    5 (*3)  USA              451,224     20.12.82   4,474,844
            CANADA           418,222     21.12.82   1,192,397
-----------------------------------------------------------------

    6 (*4)  USA              601,406      17.4.84   4,616,932
            CANADA           452,110      16.4.84   1,236,300
-----------------------------------------------------------------

    7       USA              746,352      19.6.85   4,612,243
            CANADA           484,631      20.6.85   1,237,280
-----------------------------------------------------------------

    8       USA              559,447      26.7.90   5,051,302
-----------------------------------------------------------------

    9       USA              931,466      13.2.88   4,767,663
            CANADA           519,853      6.10.86   1,260,267
-----------------------------------------------------------------

   10       USA              302,530      27.1.89   4,975,332
-----------------------------------------------------------------

   11       USA              289,505     23.12.88   5,017,256
            CANADA           535,144      21.4.87   1,322,494
-----------------------------------------------------------------

   12 (*4)  USA              074,192      13.7.87   4,869,941
            CANADA           541,841      10.7.87   1,323,982
-----------------------------------------------------------------

   13       CANADA           509,179      14.5.86   1,252,629
-----------------------------------------------------------------

   14       USA              849,042      24.4.92   5,279,655
-----------------------------------------------------------------

   15       USA              810,077     19.12.91   5,240,781
            CANADA         2,057,780     19.12.91   PENDING
-----------------------------------------------------------------

   16       USA              834,762      13.2.92   5,266,382
            CANADA         2,060,997      11.2.92   PENDING
-----------------------------------------------------------------

   17       USA              871,325      21.4.92   5,296,444
-----------------------------------------------------------------

   19       USA              160,335      2.12.93   5,420,613
-----------------------------------------------------------------

   21       USA              925,016       5.8.92   5,326,620
-----------------------------------------------------------------

   22       USA              974,623     12.11.92   5,302,433
-----------------------------------------------------------------

   23       USA              974,622     12.11.92   PENDING
-----------------------------------------------------------------

   24       USA              035,317      22.3.93   5,330,963
-----------------------------------------------------------------

   25       USA              032,029      16.3.93   5,294,277
-----------------------------------------------------------------

   26       USA              261,049      14.6.94   5,438,598
-----------------------------------------------------------------



=================================================================
PCL Pat.                 Application  Filing Date
Family No.  Countries        No.          of        Patent No.
-----------------------------------------------------------------

   30       USA              234,534      28.4.94   5,480,703
-----------------------------------------------------------------

   31       USA              234,533      28.4.94   PENDING
-----------------------------------------------------------------

   32 (*5)  USA              248,421      24.5.94   5,421,873
-----------------------------------------------------------------

   34       USA              424,306      26.4.95   PENDING
-----------------------------------------------------------------

   35       USA              308,598      19.9.94   5,480,704
-----------------------------------------------------------------

   36 (*6)  USA              306,768      15.9.94   5,525,403
-----------------------------------------------------------------

   37       USA              448,379       6.6.95   PENDING
-----------------------------------------------------------------

   38       USA              331,287     28.10.94   PENDING
-----------------------------------------------------------------

   39       USA              346,095     29.11.94   PENDING
-----------------------------------------------------------------

   40       USA              356,652     15.12.94   PENDING
-----------------------------------------------------------------

   41       USA              359,416     20.12.94   PENDING
-----------------------------------------------------------------

   42       USA              381,209      31.1.95   PENDING
-----------------------------------------------------------------

   43       USA              410,045      24.3.95   PENDING
-----------------------------------------------------------------

   44       USA              505,470      21.7.95   PENDING
-----------------------------------------------------------------

   45 (*7)  USA              514,121      11.8.95   PENDING
-----------------------------------------------------------------

   46       USA              519,488      25.8.95   PENDING
-----------------------------------------------------------------

   47       USA              520,486      29.8.95   PENDING
-----------------------------------------------------------------

   48       USA              530,956      20.9.95   PENDING
-----------------------------------------------------------------

   49       USA              611,450       5.3.96   PENDING
-----------------------------------------------------------------

   50 (*8)  USA              615,400      14.3.96   PENDING
-----------------------------------------------------------------

   51       USA              633,294      16.4.96   PENDING
=============================================================


Co-applicant
      *1    Nippon Telegraph & Telephone Corporation
      *2    FUJI XEROX Co., Ltd.
      *3    MITSUBISHI DENKI Kabushiki Kaisha
      *4    Mr. S. Ohki
      *5    NIPPON SEIRO Co., Ltd.
      *8    Kabushiki Kaisha OIKE KAIHATSU KENKYUSHO
      *7    NORITAKE CO., LIMITED
      *8    NIPPON SODA Co., Ltd.